Mid Penn Bancorp Operating Performance
First Quarter 2011
	3/31/11	3/31/10	$ Difference	%
Net Income	$ 872	$ 607	$265	44%
INCOME SOURCES
Net Interest Income	$ 4,983	$ 4,501	$482	11%
Noninterest Income	$ 758	$ 816	$(58)	(7%)
TOTAL INCOME SOURCES	$ 5,741	$5,317	$424	8%
EXPENSE ITEMS
Provision for Losses	$ 200	$ 160	$40	25%
FDIC Premium	$ 314	$ 201	$113	56%
Noninterest Expenses (Net of FDIC Premium)	$ 3,986	$4,068	$(82)	(2%)
TOTAL EXPENSE ITEMS	$ 4,500	$4,429	$71	2%
(In 000’s)

	Regulatory Limits “Well Capitalized”	MPB 3/31/09	MPB 12/31/09	MPB 12/31/10	MPB 3/31/11
TRBC	10.0%	11.9%	10.4%	11.5%	11.4%
Tier 1 Capital	6.0%	9.3%	9.2%	10.2%	10.1%
Leverage	5.0%	7.2%	7.4%	7.4%	7.2%
DISCUSSION OF CAPITAL
	Regulatory Limits “Well Capitalized”	If No CPP 3/31/09	If No CPP 12/31/09	If No CPP 12/31/10	If No CPP 3/31/11
TRBC	10.0%	9.7%	8.4%	9.3%	9.3%
Tier 1 Capital	6.0%	8.5%	7.1%	8.0%	8.0%
Leverage	5.0%	6.8%	5.8%	5.8%	5.7%

MID PENN BANCORP, INC. COMMON STOCK ANALYSIS
Quarter Ended	Earnings Per Share	Market Value	Four QTR Trailing EPS	Price/ Earnings Ratio	Tangible Book Value	Price/ Tangible Book Value
03/31/11	$0.25	$ 8.89	$0.72	12	$10.85	82%
12/31/10	$0.17	$ 7.50	$0.64	12	$10.58	71%
12/31/09	($1.06)	$10.29	($0.81)	N/A	$10.13	102%
12/31/08	$0.07	$20.97	$1.03	20	$11.46	183%